Filed Pursuant to Rule 424(b)(3)

Registration No. 333-272397

PROSPECTUS

Eightco Holdings Inc.

13,749,848 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 13,749,848 shares of our common stock, par value $0.001 per share. These shares of common stock consist of:

●	2,763,545 shares of our common stock (the “March 2023 Note Shares”) issuable upon the conversion of the Senior Secured Convertible Note (the “March 2023 Note”) that was issued pursuant to the Securities Purchase Agreement dated March 15, 2023 (the “ March 2023 Purchase Agreement”), between us and Hudson Bay Master Fund, Ltd. (“Hudson Bay”).

●	An additional 6,619,901 March 2023 Note Shares, as required by a Registration Rights Agreement (the “2023 Registration Rights Agreement”) entered into with Hudson Bay in connection with the March 2023 Purchase Agreement, issuable upon conversion of the March 2023 Note (the “Additional March 2023 Note Shares”).

●	2,763,545 shares of our common stock (the “March 2023 Warrant Shares”) issuable upon the exercise of the warrant to purchase shares of common stock (the “March 2023 Warrant”) that was issued pursuant to the March 2023 Purchase Agreement.

●	An additional 1,381,773 March 2023 Warrant Shares, as required by the 2023 Registration Rights Agreement, issuable upon exercise of the March 2023 Warrant (the “Additional 2023 Warrant Shares”).

●	221,084 shares of our common stock (the “Palladium Warrant Shares”) issuable upon the exercise of the warrant to purchase shares of common stock (the “SPA Palladium Warrant”) that was issued to Palladium Capital Group, LLC (“Palladium”) as part of Palladium’s compensation for serving as exclusive placement agent in connection with the March 2023 Purchase Agreement.

The March 2023 Note, March 2023 Warrant and SPA Palladium Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. We are registering the March 2023 Note Shares, March 2023 Warrant Shares and Palladium Warrant Shares issuable upon the conversion or exercise, as applicable, of the March 2023 Note, March 2023 Warrant and SPA Palladium Warrant, respectively, to allow the selling stockholders named herein to, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the March 2023 Warrant or the SPA Palladium Warrant if such warrants are exercised for cash.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

On April 3, 2023, we filed a Certificate of Amendment to our Certificate of Incorporation to (i) effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of 1-for-50 (the “Reverse Stock Split”) and (ii) change the name of the Company from “Cryptyde, Inc.” to “Eightco Holdings Inc.” All share and per share prices in this prospectus have been adjusted to reflect the 1-for-50 Reverse Stock Split.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “OCTO.” On June 15, 2023, the last reported sale price of our common stock was $1.72.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we incorporate by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Eightco Holdings,” the “Company,” “we,” “us,” “our,” or “ours” refer to Eightco Holdings Inc. and its consolidated subsidiaries.

Overview

The Company is comprised of three main businesses, Forever 8 Inventory Cash Flow Solution, our Web3 Business, which includes the sale of BTC mining hardware, and our Packaging Business. Our Inventory Solution Business is operated through our subsidiary, Forever 8 Fund, LLC, a Delaware limited liability company focused on purchasing inventory for e-commerce retailers (“Forever 8”). Under the umbrella of our Web 3 Business, we intend to integrate blockchain technology into the existing consumer facing industries starting with the Forever 8 business. Our Packaging Business manufactures and sells custom packaging for a wide variety of products and through packaging helps customers generate brand awareness and promote brand image. Our BTC Mining Hardware Business began making sales in the first quarter of 2022, though as of the date of this prospectus, we are not anticipating any future BTC hardware sales, and our Packaging Business has been in operation for over 50 years.

On June 29, 2022, the Company separated (the “Separation”) from its former parent company, Vinco Ventures Inc. (“Vinco”). The Separation occurred concurrently with the distribution (the “Distribution”) of our common stock to stockholders of Vinco as of May 18, 2022 at a ratio of one share of our common stock for every ten shares of Vinco common stock held by the Vinco stockholders. Following the Separation, we are an independent, publicly traded company, and Vinco retains no ownership interest in the Company.

Recent Financings

March 2023 Note, March 2023 Warrant and SPA Palladium Warrant

On March 15, 2023, we entered into the March 2023 Purchase Agreement with Hudson Bay for the issuance and sale of the March 2023 Note, currently, as adjusted, convertible into 2,763,545 March 2023 Note Shares and the March 2023 Warrant, currently, as adjusted, exercisable into 2,763,545 March 2023 Warrant Shares (the “March 2023 Offering”). We received total consideration of $5,000,000 in the March 2023 Offering. The March 2023 Note is currently convertible at a price of $2.0101 per share, is immediately convertible and may be converted at any point prior to the maturity date of January 15, 2024. The exercise price of the March 2023 Warrant is currently $2.0101 per share. The exercise price of the March 2023 Warrant adjusts down to match the issuance price of common stock issued by the Company at a lower price than the exercise price of the March 2023 Warrant or match the exercise or conversion price of convertible securities issued by the Company.

A holder of the March 2023 Note or the March 2023 Warrant may not convert or exercise its March 2023 Note or March 2023 Warrant, as applicable, to the extent that the holder, together with its affiliates, would beneficially own more than 9.99% of our outstanding shares of common stock immediately after conversion or exercise, as applicable, except that the holder may decrease or, upon at least 61 days’ prior notice from the holder to us, increase the beneficial ownership limitation of the number of shares of common stock outstanding immediately after giving effect to the conversion or exercise, as applicable. Additionally, unless and until shareholder approval is obtained, a holder of the March 2023 Note or March 2023 Warrant may not convert the March 2023 Note or exercise the March 2023 Warrant to the extent that the issuance of March 2023 Note Shares or March 2023 Warrant Shares, respectively, would cause the total number of March 2023 Note Shares and March 2023 Warrant Shares issued to exceed the aggregate number of shares of common stock which the Company may issue pursuant to the rules or regulations of the Nasdaq Capital Market.

Palladium served as our exclusive placement agent in connection with the March 2023 Offering. Pursuant to our engagement letter with Palladium, we paid Palladium for acting as our exclusive placement agent in connection with the March 2023 Offering a total cash fee equal to $400,000. In addition, we issued to Palladium, or its designees, the SPA Palladium Warrant to purchase up to 221,084 shares of our common stock at an exercise price currently equal to $2.0101. The SPA Palladium Warrant contains terms identical in all material respects to the March 2023 Warrant.

Corporate Information

Eightco Holdings Inc., was incorporated in the State of Nevada on September 21, 2021, and is currently listed on the Nasdaq Capital Market under the symbol “OCTO.” On March 9, 2022, we changed our state of domicile to the State of Delaware. On April 3, 2023, we changed the name of the Company from “Cryptyde, Inc.” to “Eightco Holdings Inc.” Our principal executive office is located at 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695, and our telephone number is (888) 765-8933. Our website is 8co.holdings, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholders	Up to 13,749,848 shares of our common stock, which are comprised of 2,763,545 March 2023 Note Shares, 2,763,545 March 2023 Warrant Shares, 6,619,901 Additional March 2023 Note Shares, 1,381,773 Additional March 2023 Warrant Shares, and 221,084 Palladium Warrant Shares.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the March 2023 Warrant and SPA Palladium Warrant if any such warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 4 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferee distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 9 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “OCTO.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our securities involves certain risks. Before deciding to invest in our common stock, you should consider carefully the information in this prospectus and the other information and documents incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the March 2023 Warrant and SPA Palladium Warrant if any such warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

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SELLING STOCKHOLDERS

March 2023 Note, March 2023 Warrant and SPA Palladium Warrant

On March 15, 2023, we entered into the March 2023 Purchase Agreement with Hudson Bay for the issuance and sale of the March 2023 Note, currently, as adjusted, convertible into 2,763,545 March 2023 Note Shares and the March 2023 Warrant, currently, as adjusted, exercisable into 2,763,545 March 2023 Warrant Shares (the “March 2023 Offering”). We received total consideration of $5,000,000 in the March 2023 Offering.

The March 2023 Note is currently convertible at a price of $2.0101 per share, is immediately convertible and may be converted at any point prior to the maturity date of January 15, 2024, however, unless and until shareholder approval is obtained, Hudson Bay may not convert the March 2023 Note to the extent that the issuance of March 2023 Note Shares would cause the total number of March 2023 Note Shares and March 2023 Warrant Shares issued to exceed the aggregate number of shares of common stock which the Company may issue pursuant the rules or regulations of the Nasdaq Capital Market. The conversion price of the March 2023 Note adjusts down to match the issuance price of common stock issued by the Company at a lower price than the conversion price of the March 2023 Note or match the exercise or conversion price of convertible securities issued by the Company.

The exercise price of the March 2023 Warrant is currently $2.0101 per share. The exercise price of the March 2023 Warrant adjusts down to match the issuance price of common stock issued by the Company at a lower price than the exercise price of the March 2023 Warrant or match the exercise or conversion price of convertible securities issued by the Company. The March 2023 Warrant is exercisable from its issuance date, however, unless and until shareholder approval is obtained, Hudson Bay may not exercise the March 2023 Warrant to the extent that the issuance of March 2023 Warrant Shares would cause the total number of March 2023 Warrant Shares and March 2023 Note Shares issued to exceed the aggregate number of shares of common stock which the Company may issue pursuant to the rules or regulations of the Nasdaq Capital Market.

A holder of the March 2023 Note or the March 2023 Warrant may not convert or exercise its March 2023 Note or March 2023 Warrant, as applicable, to the extent that the holder, together with its affiliates, would beneficially own more than 9.99% of our outstanding shares of common stock immediately after conversion or exercise, as applicable, except that the holder may decrease or, upon at least 61 days’ prior notice from the holder to us, increase the beneficial ownership limitation of the number of shares of common stock outstanding immediately after giving effect to the conversion or exercise, as applicable.

Palladium served as our exclusive placement agent in connection with the March 2023 Offering. Pursuant to our engagement letter with Palladium, we paid Palladium for acting as our exclusive placement agent in connection with the March 2023 Offering a total cash fee equal to $400,000. In addition, we issued to Palladium, or its designees, the SPA Palladium Warrants to purchase up to 221,084 shares of our common stock at an exercise price currently equal to $2.0101. The SPA Palladium Warrant contains terms identical in all material respects to the March 2023 Warrant.

Information About Selling Stockholder Offering

The shares of common stock being offered by the selling stockholders are March 2023 Note Shares, March 2023 Warrant Shares and Palladium Warrant Shares.

Except for (i) the ownership of the March 2023 Note, the March 2023 Warrant, the note issued pursuant to the Securities Purchase Agreement dated January 26, 2022 (“January 2022 Purchase Agreement”), between us and Hudson Bay, as amended (the “January 2022 Note”), the warrant issued pursuant to the January 2022 Purchase Agreement, as amended (the “January 2022 Warrant”), and certain shares of our common stock; and (ii) its involvement with us with respect to the amendment agreement dated July 28, 2022, by and among the Company and Hudson Bay (the “2022 Amendment Agreement”), as subsequently amended again on January 6, 2023 (the “Second Amendment Agreement”) and the waiver entered into with Hudson Bay on September 14, 2022 (the “Waiver”), Hudson Bay has not had any material relationship with us within the past three years.

In addition, in the past three years, Vinco has entered into two private placements with Hudson Bay while Vinco was the Company’s parent. In February 2021, Vinco issued a convertible note for the purchase price of $10,000,000 and five-year warrants to purchase shares of common stock. In January 2021, Vinco issued a convertible note for a purchase price of $12,000,000 and a five-year warrant to purchase shares of common stock.

Except for the ownership of the SPA Palladium Warrant, certain shares of our common stock, warrants to purchase shares of our common stock issued to Palladium in connection with our spin-off from our parent company, and acting as placement agent for the March 2023 Offering and the offering to Hudson Bay which occurred pursuant to the January 2022 Purchase Agreement (the “January 2022 Offering”), Palladium has not had any material relationship with us within the past three years.

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The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their ownership of shares of common stock, notes and warrants, as of June 15, 2023, assuming conversion of the March 2023 Note and March 2023 Warrant held by the selling stockholders on that date.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take into account any limitations on conversion or exercise of the March 2023 Note, March 2023 Warrant or SPA Palladium Warrant.

In accordance with the terms of the 2023 Registration Rights Agreement with Hudson Bay, this prospectus generally covers the resale of 250% and 150% of the maximum number of shares of common stock issued or issuable pursuant to March 2023 Note and the March 2023 Warrant, respectively. The 250% of the maximum number of shares of common stock issuable pursuant to the March 2023 Note is based upon the Alternate Conversion Price, as defined in the March 2023 Note. Because the conversion price of the March 2023 Note, including payment of interest on the March 2023 Note through the maturity date of the March 2023 Note, determined as if the outstanding notes were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at a conversion price calculated immediately preceding the date this registration statement was initially filed with the SEC and the exercise price of the March 2023 Warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by Hudson Bay pursuant to this prospectus. Under the terms of the March 2023 Note and the March 2023 Warrant, Hudson Bay may not convert or exercise the March 2023 Note or the March 2023 Warrant, as applicable, (i) to the extent (but only to the extent) that Hudson Bay or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.99% of the outstanding shares of the Company or (ii) unless and until shareholder approval is obtained, to the extent that such conversion or exercise would cause the total number of March 2023 Warrant Shares and March 2023 Note Shares issued to exceed the aggregate number of shares of common stock which the Company may issue pursuant the rules or regulations of the Nasdaq Capital Market. Hudson Bay may sell all, some or none of their shares in this offering.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering		Percentage of Common Stock Owned After Offering(1)
Hudson Bay Master Fund Ltd (2)	279,993	(3)	13,528,764	(4)	279,993	(5)	9.99	%(6)
Palladium Holdings, LLC(7)	221,084	(8)	221,084		0	(9)	0.00%

* is less than 1%.

(1)	The beneficial ownership percentages set forth in the table above are based on 2,771,759 shares of Eightco common stock issued and outstanding as of the date of this prospectus. All shares reported are shares of the Company’s common stock.

(2)	Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay and Sander Gerber disclaims beneficial ownership over these securities. The selling stockholder’s address is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Place, Greenwich, CT 06830.

(3)	Includes (i) 249,011 shares of common stock and (ii) an aggregate of 30,982 shares of common stock issuable upon conversion of the January 2022 Note and the March 2023 Note and upon exercise of the January 2022 Warrant and the March 2023 Warrant and excludes an aggregate of 7,116,365 shares of common stock issuable upon conversion of the January 2022 Note and the March 2023 Note and upon exercise of the January 2022 Warrant and the March 2023 Warrant. Pursuant to the terms of the January 2022 Note, January 2022 Warrant, March 2023 Note and March 2023 Warrant, Hudson Bay may not convert the January 2022 Note, exercise the January 2022 Warrant, convert the March 2023 Note or exercise the March 2023 Warrant to the extent (but only to the extent) Hudson Bay or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares reflect these beneficial ownership limitations. All shares reported are shares of the Company’s common stock.

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(4)	Includes (i) 2,763,545 March 2023 Note Shares, (ii) 2,763,545 March 2023 Warrant Shares, (iii) 6,619,901 Additional March 2023 Note Shares and (iv) 1,381,773 Additional March 2023 Warrant Shares. The Additional March 2023 Note Shares and the Additional March 2023 Warrants Shares are being registered pursuant to the terms of the 2023 Registration Rights Agreement. All shares reported are shares of the Company’s Common Stock.

(5)	Assumes the sale of all shares of common stock underlying the March 2023 Note and March 2023 Warrant that are being registered pursuant to this prospectus. Includes (i) 249,011 shares of common stock and (ii) an aggregate of 30,982 shares of common stock issuable upon conversion of the January 2022 Note and upon exercise of the January 2022 Warrant and excludes an aggregate of 1,589,275 shares of common stock issuable upon conversion of the January 2022 Note and upon exercise of the January 2022 Warrant. The number of shares reflect the beneficial ownership limitations contained in the January 2022 Notes or January 2022 Warrant. All shares reported are shares of the Company’s common stock.

(6)	Such percentage reflects the beneficial ownership limitations contained in the January 2022 Note and the January 2022 Warrant.

(7)	Joel Padowitz is the Managing Member of Palladium Holdings, LLC and has sole voting and investment power over these securities. Palladium Holdings, LLC’s address is 152 West 57th Street, Floor 22, New York, NY 10019.

(8)

Includes 221,084 shares of common stock issuable upon the exercise of the SPA Palladium Warrant. Pursuant to the terms of the SPA Palladium Warrant and to the extent (but only to the extent) Palladium Holdings, LLC or any of its affiliates would beneficially own upon such exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares and percentage does not reflect these limitations. All shares reported are shares of the Company’s common stock.

(9)	Assumes the sale of all shares of common stock underlying the SPA Palladium Warrant that are registered pursuant to this prospectus.

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholders listed above and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

For a more detailed description of capital stock, you should refer to the provisions of our amended and restated certificate of incorporation and our bylaws as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Common Stock

Authorization. We have 500,000,000 shares of common stock, par value $0.001 per share, authorized.

Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the common stock entitled to vote in any election of directors will be able elect all of the directors standing for election.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock will be entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future.

Stock Exchange Listing. The Company’s common stock is listed on the Nasdaq Stock Market LLC under the symbol “OCTO”.

Anti-takeover provisions contained in our Certificate of Incorporation and Bylaws, as well as provisions of Delaware law.

The Company’s Certificate of Incorporation, the Company’s Bylaws, and Delaware law contain, provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the bidder and to encourage prospective acquirers to negotiate with the Company’s board of directors rather than to attempt a hostile takeover. These provisions are expected to include, among others:

● rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

● the right of the Company’s board of directors to issue preferred stock without stockholder approval;

● the ability of the Company’s directors, and not stockholders, to fill vacancies (including those resulting from an enlargement of the board of directors) on the Company’s board of directors;

● the division of the Company’s board of directors into three classes of directors, with each class serving a staggered term; and

● a provision that directors serving on a classified board may be removed by stockholders only for cause.

The Company is also subject to Section 203 of the DGCL. Section 203 provides that, subject to limited exceptions, persons that (without prior board approval) acquire, or are affiliated with a person that acquires, more than 15 percent of the outstanding voting stock of a Delaware corporation shall not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares, for a three-year period following the date on which that person or its affiliate becomes the holder of more than 15 percent of the corporation’s outstanding voting stock.

In addition, the Company’s Certificate of Incorporation authorizes the Company to issue one or more series of preferred stock. The Company’s board of directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the Company’s stockholders. The Company’s preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of the Company’s common stock. The potential issuance of preferred stock may delay or prevent a change in control of the Company, discourage bids for the Company’s common stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of the Company’s common stock.

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PLAN OF DISTRIBUTION

We are registering the March 2023 Note Shares, March 2023 Warrant Shares and SPA Palladium Warrant Shares issuable upon the conversion or exercise, as applicable, of the March 2023 Note, March 2023 Warrant and SPA Palladium Warrant, respectively, to allow the selling stockholders named herein to, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. However, we will receive proceeds from the exercise of the March 2023 Warrant and SPA Palladium Warrant if any such warrants are exercised for cash. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $31,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2022 and December 31, 2021 and for each of the two years in the period ended December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Morison Cogen LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2021 and December 31, 2020 and for each of the two years in the period ended December 31, 2021 incorporated by reference from the Company’s Current Report on Form 8-K/A dated November 14, 2022 in this prospectus have been so incorporated in reliance on the report of Fruci & Associates II, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to the registration of the common stock offered for sale with this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the common stock we are offering by this prospectus, and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We are subject to the information and periodic reporting requirements of the Securities Act, and, in accordance with such requirements, we file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the SEC’s website at www.SEC.gov. We also maintain a website at 8co.holdings at which you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered accounting firm.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on April 17, 2023;

●	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the Securities and Exchange Commission on May 16, 2023; and

●	Our Current Reports on Form 8-K and any amendment on Form 8-K/A, filed with the Securities and Exchange Commission on November 14, 2022, January 6, 2023, January 20, 2023, March 16, 2023, March 16, 2023, April 4, 2023, April 17, 2023, April 19, 2023, May 10, 2023 and June 5, 2023.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Eightco Holdings Inc.

Attn: Chief Financial Officer

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

(888) 765-8933

You may also access the documents incorporated by reference in this prospectus through our website at 8co.holdings. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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13,749,848 Shares

Eightco Holdings Inc.

13,749,848 Shares of Common Stock

COMMON STOCK

PROSPECTUS